Q 4 2 0 2 1 SHAREHOLDER LET TER

P E L O T O N Q 4 : 2 0 2 1 | 2 • Q4 ending Connected Fitness Subscriptions grew 114% to over 2.33 million and paid Digital Subscriptions grew 176% to over 874,000; total Members grew to over 5.9 million • Q4 total revenue grew 54% to $937 million • Q4 Connected Fitness Subscription Workouts grew 75% to 134.3 million, averaging 19.9 Monthly Workouts per Connected Fitness Subscription, versus 24.7 in the year- ago period • Q4 Average Net Monthly Connected Fitness Churn was 0.73%; as of Q4, 12-month retention rate was 92% • Q4 Gross Margin was 27.1%; Connected Fitness Product Gross Margin was 11.6%, Subscription Gross Margin was 63.3%, and Subscription Contribution Margin was 69.3% • Q4 Net Loss was $(313.2) million, $(1.05) per diluted share; Q4 Adjusted EBITDA was $(45.1) million, representing an Adjusted EBITDA Margin of (4.8)% • FY 2022 Q1 guidance: – 2.47 million ending Connected Fitness Subscriptions – Average Net Monthly Connected Fitness Churn of approximately 0.85% – $800 million total revenue – Gross profit margin of approximately 33% – $(285) million Adjusted EBITDA • Full Year FY 2022 guidance: – 3.63 million ending Connected Fitness Subscriptions – $5.4 billion total revenue – Gross profit margin of approximately 34% – $(325) million Adjusted EBITDA, (6.0)% Adjusted EBITDA Margin P E L O T O N I N T E R A C T I V E , I N C . FOURTH QUARTER F Y 2021 HIGHLIGHTS All financial comparisons are on a year-over-year basis unless otherwise noted. C O N N E C T E D F I T N E S S S U B S C R I P T I O N S 0 400 800 1,200 1,600 2,000 2,400 Q4Q3Q2Q1Q4Q3Q2Q1 563 712 886 1,091 1,334 1,667 2,081 2,331 FY 2020 FY 2021 (in $ millions)(in thousands) (in thousands) 0 250 500 750 1,000 1,250 Q4Q3Q2Q1Q4Q3Q2Q1 228.0 466.3 524.6 607.1 757.9 1,064.8 1,262.3 936.9 FY 2020 FY 2021 Q U A R T E R L Y T O T A L R E V E N U E C O N N E C T E D F I T N E S S Q U A R T E R L Y W O R K O U T S A V G . M O N T H L Y W O R K O U T S P E R C O N N E C T E D F I T N E S S S U B 0 30,000 60,000 90,000 120,000 150,000 Q4Q3Q2Q1Q4Q3Q2Q1 19,171 24,345 44,155 76,817 77,767 98,075 149,541 134,334 FY 2020 FY 2021 5 10 15 20 25 Q4Q3Q2Q1Q4Q3Q2Q1 11.7 12.6 17.7 24.7 20.7 26.0 19.9 21.1 FY 2020 FY 2021 The company will no longer provide guidance on Average Net Monthly Connected Fitness Churn after this quarter, but we will continue to report this metric on a quarterly basis.

– INTRODUCING THE –
PELOTON OUTPUT PARK
THE FIRST PELOTON BUILT
U.S. FACTORY

Peloton Shareholders,

The past year represented an inflection point for the connected fitness industry, with significant increases in awareness and demand following the onset of the COVID-19 pandemic. As we have discussed in the past, this necessitated significant investments in manufacturing capacity, logistics and expedited shipping to reduce order-to-delivery windows, which we were pleased to restore to pre-pandemic levels during the fourth quarter.

To support our large long-term growth opportunity, on May 24th we announced plans to build our first U.S. factory. Peloton Output Park (POP) will sit on over 200 acres of land in Troy Township, Ohio and will feature more than a million square feet of manufacturing, office, and amenities space, making it one of the largest connected fitness plants in the world. This state-of-the-art factory will diversify our manufacturing footprint, provide additional capacity to support our growth, drive production efficiencies through automation and scale, and accelerate our speed-to-market. Peloton Output Park will complement our existing manufacturing assets and contract partnerships in Taiwan and the recently acquired Precor assets in North Carolina and Washington state. We expect to begin producing Bike, Bike+, and Tread products at POP starting in calendar 2023.

Since our founding, Peloton's mission has been to help people be the best version of themselves by making it easier to access world-class fitness and wellness content. Today, we announced our latest step in making Peloton more attainable by lowering the price of our original, award-winning Peloton Bike across all of our markets to $1,495 USD, or $39 per month with our 39-month financing plan. We know price remains a barrier and are pleased to offer our most popular product at an attractive everyday price point. We are also introducing a longer 43-month 0% financing term option for Bike+ and Tread across all regions, which equates to approximately $59 per month.

We have long believed that Peloton provides a perfect solution for corporations and organizations looking to provide wellness benefits to their employees, and on June 22nd we officially launched the Peloton Corporate Wellness program. This initiative will provide employers, insurers, and other partners the ability to offer their employees and members

PELOTON Q4: 2021 | 3

subsidized access to Peloton Digital subscriptions, All Access Memberships, and/or Connected Fitness Products.

The corporate wellness market is large and growing, and we are uniquely positioned to add value through our proven ability to drive high engagement and member satisfaction, while also offering back-end enterprise features that reduce administrative load, including tools to measure program impact via a secure, easy-to-use portal. Our initial launch partners include Wayfair, Samsung, SAP, Accenture Interactive, and Sky (in the U.K.) and on July 20th, we announced our first partnership with a health insurer, United Healthcare, the largest provider in the U.S.

Having received approval of our repair remedy from the Consumer Product Safety Commission (CPSC), we're pleased to report that on August 30th we will officially launch sales of the Peloton Tread in the U.S. while resuming sales in the U.K. and Canada. We plan to offer Tread in Germany during Fall 2021 and Australia in the near future.

During the fourth quarter, we also celebrated the first anniversary of the Peloton Pledge, our four-year, $100 million investment to support the fight against racial injustice and inequality and promote health and well-being for all. In FY 2021, we expanded our Diversity, Equity, & Inclusion (DEI) team, increased starting wages for our hourly team members, launched new learning and development programs for our team, and updated our recruiting, hiring, and onboarding practices to make them even more inclusive. We will continue to raise awareness of and reaffirm our commitment to becoming an anti-racist organization and hold ourselves accountable to ongoing progress.

*Peloton Corporate Wellness Program*


INTRODUCING PELOTON
CORPORATE WELLNESS
PELOTON
CORPORATE WELLNESS

PELOTON Q4: 2021 | 4

# HOMECOMING 2021

## Q4 2021

We ended the quarter with 2.33 million Connected Fitness Subscriptions, representing 114% year-over-year growth. Digital subscriptions grew 176% to over 874 thousand, driven by higher free-trial volumes and improving conversion rates, partially offset by anticipated seasonality accompanying warmer weather trends.

Total platform workouts (both Connected Fitness and Digital) grew to over 154 million in the quarter from 83 million in the year-ago quarter. Members took 1.9 million live classes during the quarter and almost 40% of active Connected Fitness hardware users took at least one class using our new Sessions functionality.

## CONTENT

On April 30th, during our virtual Peloton Homecoming 2021, we were pleased to announce the expansion of Peloton Programs, curated collections of classes designed to make it easier for members to meet their fitness goals. Spanning nearly 190 exclusive classes across nine disciplines, Programs are sortable based on instructor, duration, modality and number of classes, while featuring sequential classes, a progress bar, and achievement badges. After re-launch, Members took over 3 million classes as part of a Program during the quarter.

Strength remains our fastest-growing modality, demonstrating the effectiveness of our content investments and cementing our position as a full-body fitness solution. During fiscal 2021, total Connected Fitness Strength workouts grew 256% year-on-year and now represent 18% of the total mix, up from 13% in fiscal 2020. We continue to invest in content to support this demand and during Q4 added our inaugural Strength First instructors, Callie Gullickson and Rad Lopez, both of whom have been extremely well-received by our community.


CALLIE


RAD
PELOTON

PELOTON Q4: 2021 | 5

P E L O T O N Q 4 : 2 0 2 1 | 6 We also relaunched our Yoga content, adding three new instructors, introducing content in additional languages, and debuting a Beginner Yoga program to help newcomers learn the discipline. These changes have made our content more accessible and approachable to a wider audience; for example, Mariana Fernández, our first Spanish language instructor, had her classes taken over 200,000 times by well over 100,000 members in Q4. Strive Score Launch Our teams also reimagined our Scenic rides from the ground up and during Homecoming launched refreshed content to provide distance-based, time- based, and guided workouts featuring responsive video, curated and ever-changing playlists, and new locations. We are pleased with the initial reception during the quarter, with roughly 20% of our active Bike / Bike+ members taking at least one scenic ride after the re-launch. T O T A L W O R K O U T S B Y D I S C I P L I N E ( C O N S U M E R C O N N E C T E D F I T N E S S P R O D U C T S ) CYCLING STRENGTH FLOOR RUNNING OUTDOORMEDITATION /YOGA FY 2018 FY 2019 FY 2020 FY 2021 0 20% 40% 60% 80% 100% S O F T W A R E We continue to invest heavily in software development and this quarter we were excited to introduce Strive Score, a personal, non-competitive metric that utilizes a compatible heart rate monitor to track effort. Many popular workout modalities — such as strength, HIIT, and bootcamp classes — don’t have easily comparable power-based outputs from a connected device, but can be measured via Strive Score, which awards points based on the length of time spent in different Heart Rate zones. Since its launch, over 850 thousand Members have utilized Strive Score to enhance their workouts.

PELOTON INTERACTIVE, INC.

# FINANCIAL DISCUSSION

## REVENUE

We generated total revenue of $936.9 million, growing 54% year-over-year, driven by demand for our Connected Fitness products, strong gross additions, and sustained low Connected Fitness subscription churn levels, partially offset by the impact of our Tread product recalls. Connected Fitness Segment revenue, which includes the contribution from Precor, was $655.3 million, representing 35% year-over-year growth and 70% of total revenue.

Subscription revenue grew to $281.6 million, representing 132% year-over-year growth and 30% of total revenue, driven by strong Connected Fitness product sales and low Average Net Monthly Connected Fitness Churn of 0.73%. Our Connected Fitness subscription base climbed to 2.33 million at the end of Q4, representing year-over-year growth of 114%. As of June 30, 98% of our Connected Fitness Subscriptions were on month-to-month payment plans.

In Q4, Average Monthly Workouts per Connected Fitness Subscription was a strong 19.9. As expected, this was below 24.7 last year, as typical seasonal trends associated with improving weather and consumer mobility have re-emerged, but represented 66% growth from engagement levels during Q4 2019. Users with Connected Fitness Subscriptions worked out with us 134.3 million times, up from 76.8 million workouts in the same period last year, representing 75% year-over-year growth.

### FOURTH QUARTER FISCAL 2021

**REVENUE**

$936.9 million

+54% Y/Y

**CONNECTED FITNESS REVENUE**

$655.3 million

+35% Y/Y

**SUBSCRIPTION REVENUE**

$281.6 million

+132% Y/Y

**CONNECTED FITNESS ACTIVITY**

134.3 million workouts

+75% Y/Y

PELOTON Q4: 2021 | 7

PELOTON INTERACTIVE, INC.

# FINANCIAL DISCUSSION

## GROSS PROFIT

Gross profit in Q4 was $253.6 million and 27.1% of revenue, representing a 12.1% year-over-year decline in gross profit. Connected Fitness segment gross profit was $75.5 million in Q4, representing a 65.6% year-over-year decline. Our Connected Fitness segment gross margin was 11.6%, down from 45.3% in the year-ago period. Compared to the year-ago period, our Connected Fitness gross profit margin was primarily impacted by recall-related costs, the impact of the September 2020 Peloton Bike price reduction, and increased supply chain and logistics expenses.

Subscription gross profit was $178.1 million in Q4, representing 158.9% year-over-year growth. Subscription gross margin was 63.3%, up from 56.8% in the year-ago period. Subscription Contribution was $195.2 million in Q4, representing 151.4% year-over-year growth. Subscription Contribution Margin was 69.3%, versus prior year at 64.1%, driven by continued fixed cost leverage.

For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation tables in the section titled "Key Operating Metrics and Non-GAAP Financial Measures--Non-GAAP Financial Measures."

### FOURTH QUARTER FISCAL 2021

**GROSS PROFIT**

$253.6 million

27.1% of revenue

**CONNECTED FITNESS GROSS PROFIT**

$75.5 million

11.6% of revenue

**SUBSCRIPTION GROSS PROFIT**

$178.1 million

63.3% of revenue

**SUBSCRIPTION CONTRIBUTION**

$195.2 million

69.3% of revenue

PELOTON Q4: 2021 | 8

PELOTON INTERACTIVE, INC.

# FINANCIAL DISCUSSION

## OPERATING EXPENSES

Total operating expense was $555.4 million, and grew 179.4% year-over-year, representing 59.3% of total revenue versus the prior year period of 32.7%.

Sales and marketing expense was $229.3 million, and grew 172.3% year-over-year, representing 24.5% of total revenue versus the prior year period of 13.9%. The year-over-year increase reflected the resumption of media spend in Q4 as order-to-delivery windows normalized, as well as the impact of lapping unusually low spend in the year-ago period.

General and administrative expense was $232.1 million, and grew 169.3% year-over-year, representing 24.8% of total revenue versus 14.2% in the prior year. Year-over-year growth was driven by continued investment in our teams, systems, and expanded Member support, as well as adding Precor to the organization. The negative impact to revenue from our Tread product recalls is also reflected in the growth of G&A as a percent of revenue in the quarter.

Research and development expense was $93.9 million and grew 231.0% year-over-year, representing 10.0% of total revenue, versus 4.7% in the year-ago period. Expense growth continued to reflect increased investments behind new software features and our hardware development pipeline, as well as accelerated spending associated with engineering recruitment and acquisition-related hiring that bolsters our hardware and software capabilities.

### FOURTH QUARTER FISCAL 2021

**TOTAL OPERATING EXPENSES**

$555.4 million

59.3% of revenue

**SALES AND MARKETING**

$229.3 million

24.5% of revenue

**GENERAL AND ADMINISTRATIVE**

$232.1 million

24.8% of revenue

**RESEARCH AND DEVELOPMENT**

$93.9 million

10.0% of revenue

PELOTON Q4: 2021 | 9

PELOTON INTERACTIVE, INC.

# FINANCIAL DISCUSSION

## PROFITABILITY

Net loss for Q4 was $(313.2) million versus net income of $89.1 million in the same period last year. Q4 Adjusted EBITDA was $(45.1) million representing an Adjusted EBITDA Margin of (4.8)% versus 23.7% in the same period last year. Basic and diluted earnings per share were $(1.05).

## BALANCE SHEET

We ended Q4 with $1.6 billion in cash, cash equivalents, and investments in marketable securities. We also have a $285 million revolving credit facility, which remains undrawn to-date.

Fourth quarter operating cash flow was $(599) million. Capital expenditures were $73 million, the majority of which were related to our New York City headquarters, London Studios, Taiwan manufacturing facilities, and retail footprint expansion.

## INTERNAL CONTROLS UPDATE

As you will see in our upcoming Annual Report on Form 10-K, in the course of our fiscal 2021 audit process, a material weakness was identified in our internal controls over financial reporting with respect to identification and valuation of inventory. This was a result of discovering an immaterial discrepancy in our year-end physical inventory counts. It did not result in a material misstatement of our financial statements or disclosures, nor will result in any restatements of historical results. We are committed to fully remediating these issues as soon as possible.

### FOURTH QUARTER FISCAL 2021

**NET LOSS**

$(313.2) million

**ADJUSTED EBITDA**

$(45.1) million

(4.8)% margin

**CASH, CASH EQUIVALENTS, AND MARKETABLE SECURITIES**

$1.6 billion

PELOTON Q4: 2021 | 10

PELOTON INTERACTIVE, INC.

# Q1 AND FULL FISCAL YEAR 2022 BUSINESS OUTLOOK

### FY 2022 Q1 GUIDANCE

- 2.47 million ending Connected Fitness Subscriptions
- Average Net Monthly Connected Fitness Churn of approximately 0.85%
- $800 million total revenue
- Gross profit margin of approximately 33%
- $(285) million Adjusted EBITDA

### FULL YEAR FY 2022 GUIDANCE

- 3.63 million ending Connected Fitness Subscriptions
- $5.4 billion total revenue
- Gross profit margin of approximately 34%
- $(325) million Adjusted EBITDA, (6.0%) Adjusted EBITDA Margin

Our FY 2022 guide represents our continued prioritization of subscription growth over near-term profitability with the following objectives:

- Maximize growth in Connected Fitness Subscriptions
- Democratize access to Connected Fitness
- Expand our content offering across both cardio and strength pillars
- Successfully launch Tread in Q1 and position ourselves for additional product launches
- Continue to build a world class team and infrastructure to support our global growth

In the near term, our profitability will be impacted by the price decrease in our original Bike, significant increases in commodity costs and freight rate increases, a sales mix shift to Tread, investments in marketing to broaden our appeal, accelerated investments in new products and features, investments to scale our Member support and logistics operations, and significant investments in systems to support our growth. Looking ahead, we expect to return to Adjusted EBITDA profitability for FY 2023.

Despite the deleverage in connected fitness margin and operating expenses, our unit economics remain highly compelling as we expect hardware gross profit dollars to continue to largely offset our sales and marketing expenses. We are incredibly excited about the opportunity to continue our global leadership in fitness. In the near term, these investments will help scale our operations following a year where we grew our Membership base significantly beyond our previous expectations.

We expect approximately $800 million of revenue in Q1, representing 6% growth compared to last year and an 87% two-year CAGR. This forecast contemplates the price reduction on Bike and a modest revenue contribution from Tread. For the full-year, we anticipate $5.4 billion of revenue in FY 2022, reflecting strong Bike portfolio demand across regions, healthy adoption rates for Tread, and continued very low churn.

For Q1, we expect a Gross Margin of 33%, embedding expectations for a Connected Fitness Product Gross Margin of 15% and a Subscription Contribution Margin of 68%. The primary driver of Connected Fitness year-on-year gross margin contraction is the price reduction of our original Bike, as well as increases in commodity and freight costs. Connected Fitness Margin in Q1 will also be significantly impacted by last mile delivery costs given the seasonality in our business. Peloton's last mile logistics is an important aspect of our Member experience, but the fixed investments in warehouses, vehicles and people in our delivery network are carried throughout the year. Therefore, we will experience fixed cost inefficiencies during our smaller volume first quarter, but expect significant leverage of these expenses in the remaining quarters of FY 2022.

PELOTON Q4: 2021 | 11

P E L O T O N Q 4 : 2 0 2 1 | 1 2 P E L O T O N I N T E R A C T I V E , I N C . Q1 AND FULL FISCAL YEAR 2022 BUSINESS OUTLOOK (CONTINUED) For the full year, we expect a Gross Margin of 34%, which reflects the same factors, as well as the mix shift of sales to Tread, which currently carries a lower gross margin than our Bike portfolio. For our Subscription segment, we expect to realize continued fixed cost leverage, even as we invest in additional content across fitness modalities and our international markets. We expect Q1 operating expenses to be significantly higher as a percent of revenue compared to the year-ago period. This forecast includes a substantial sequential ramp in sales and marketing expense as we restore media investments following year-ago cuts. G&A spending is anticipated to increase as a percent of revenue, as we recognize the annualized impact of our organizational scaling during fiscal 2021 and make additional investments in systems and other capabilities. We also expect higher R&D spending, reflecting continued investments in new products and software features to extend our lead in connected fitness. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non- GAAP financial measures for the fourth quarter in the reconciliation tables at the end of this letter.

P E L O T O N Q 4 : 2 0 2 1 | 1 3 P E L O T O N I N T E R A C T I V E , I N C . Q4 2021 CONFERENCE CALL AND WEBCAST and Digital Subscription base; our limited operating history; our ability to anticipate and satisfy consumer preferences; the effects of the highly competitive market in which we operate; market acceptance of our Connected Fitness Products, including our recently introduced products, Bike+ and Peloton Tread; our ability to successfully develop and timely introduce new products and services; our ability to accurately forecast consumer demand and adequately manage our inventory; our ability to maintain the value and reputation of the Peloton brand; a decrease in sales of our Bike; the continued growth of the connected fitness market; the loss of any one of our third-party suppliers, manufacturers, or logistics partners; our ability to achieve our objectives of strategic and operational initiatives; litigation and related costs; the impact of privacy and data security laws; and other general market, political, economic, and business conditions. Additional risks and uncertainties that could affect our financial results and business are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, our most recent Quarterly Report on Form 10-Q, and our other Securities and Exchange Commission (SEC) filings, which are available on the Investor Relations page of our website at https://investor.onepeloton.com/ investor-relations and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements. W E B C A S T We will host a Q&A session at 5:00pm ET on Thursday, August 26th, 2021 to discuss our financial results. To participate in the live call, please dial 1 (877) 667-0469 (US / Canada) or 1 (346) 406-0807 (international) and provide conference ID 3586993. A live webcast of the call will be available at https://investor.onepeloton.com and will be archived on our site following the call. We want to thank our entire Peloton team for their hard work this year under challenging circumstances with the global pandemic. We continue to be inspired by our growing Peloton community and remain committed to delivering the world’s leading connected fitness experience. Stay safe and well, Team Peloton S A F E H A R B O R S T A T E M E N T This shareholder letter includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the first quarter of fiscal year 2022 and full fiscal year 2022, the potential impact of COVID-19 on the fitness and wellness industry in general as well as our business, our business strategy and plans, including the pace that we scale our organization to meet high global demand for our products, the effectiveness of our investments in technology, content, manufacturing capabilities, supply chain, shipping, and operational systems and people initiatives, and our ability to narrow our order-to- delivery windows and decrease our substantial backlog of deliverables, our expectations regarding timing for the availability of our new Peloton Tread in various markets, and our objectives and future operations. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to attract and retain our Connected Fitness

PELOTON INTERACTIVE, INC.

# CONSOLIDATED BALANCE SHEETS

*(in millions, except share and per share amounts)*

| ASSETS | | 06/30/2021 | | 06/30/2020 |
|---|---|---|---|---|
| Current assets: | | | | |
| Cash and cash equivalents | $ | 1,134.8 | $ | 1,035.5 |
| Marketable securities | | 472.0 | | 719.5 |
| Accounts receivable, net | | 71.4 | | 34.6 |
| Inventories, net | | 937.1 | | 244.5 |
| Prepaid expenses and other current assets | | 202.8 | | 124.5 |
| Total current assets | | 2,818.1 | | 2,158.6 |
| Property and equipment, net | | 591.9 | | 242.3 |
| Intangible assets, net | | 247.9 | | 16.0 |
| Goodwill | | 210.1 | | 39.1 |
| Restricted cash | | 0.9 | | 1.5 |
| Operating lease right-of-use assets, net | | 580.1 | | 492.5 |
| Other assets | | 36.7 | | 31.8 |
| Total assets | $ | 4,485.6 | $ | 2,981.8 |

| LIABILITIES AND STOCKHOLDERS' EQUITY | | | | |
|---|---|---|---|---|
| Current liabilities: | | | | |
| Accounts payable and accrued expenses | $ | 989.1 | $ | 361.7 |
| Customer deposits and deferred revenue | | 164.8 | | 363.6 |
| Operating lease liabilities, current | | 61.9 | | 36.9 |
| Other current liabilities | | 27.2 | | 10.0 |
| Total current liabilities | | 1,243.0 | | 772.2 |
| Convertible senior notes, net | | 829.8 | | – |
| Operating lease liabilities, non-current | | 620.4 | | 508.2 |
| Other non-current liabilities | | 38.3 | | 23.4 |
| Total liabilities | | 2,731.5 | | 1,303.8 |
| Commitments and contingencies | | | | |
| Stockholders' equity | | | | |
| Common stock, *$0.000025 par value; 2,500,000,000 and 2,500,000,000 Class A shares authorized, 270,855,356 and 237,518,574 shares issued and outstanding as of June 30, 2021 and June 30, 2020, respectively; 2,500,000,000 and 2,500,000,000 Class B shares authorized, 29,291,774 and 50,538,538 shares issued and outstanding as of June 30, 2021 and June 30, 2020, respectively.* | | – | | – |
| Additional paid-in capital | | 2,618.9 | | 2,361.8 |
| Accumulated other comprehensive income | | 18.2 | | 10.1 |
| Accumulated deficit | | (883.0) | | (693.9) |
| Total stockholders' equity | | 1,754.1 | | 1,678.0 |
| Total liabilities and stockholders' equity | $ | 4,485.6 | $ | 2,981.8 |

PELOTON Q4: 2021 | 14

PELOTON INTERACTIVE, INC.

# CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

*(in millions, except share and per share amounts)*

| | Three Months Ended June 30, 2021 | Three Months Ended June 30, 2020 | Fiscal Year Ended June 30, 2021 | Fiscal Year Ended June 30, 2020 |
|---|---|---|---|---|
| Revenue: | | | | |
| Connected Fitness Products | $ 655.3 | $ 485.9 | $ 3,149.7 | $ 1,462.2 |
| Subscription | 281.6 | 121.2 | 872.2 | 363.7 |
| Total revenue | 936.9 | 607.1 | 4,021.8 | 1,825.9 |
| Cost of revenue: (1)(2) | | | | |
| Connected Fitness Products | 579.8 | 265.9 | 2,239.3 | 833.5 |
| Subscription | 103.5 | 52.4 | 330.5 | 155.7 |
| Total cost of revenue | 683.2 | 318.3 | 2,569.8 | 989.1 |
| Gross profit | 253.6 | 288.8 | 1,452.0 | 836.7 |
| Operating expenses: | | | | |
| Sales and marketing (1)(2) | 229.3 | 84.2 | 729.7 | 477.0 |
| General and administrative (1)(2) | 232.1 | 86.2 | 662.4 | 351.6 |
| Research and development (1)(2) | 93.9 | 28.4 | 247.8 | 89.0 |
| Total operating expenses | 555.4 | 198.8 | 1,639.8 | 917.6 |
| (Loss) income from operations | (301.7) | 90.0 | (187.8) | (80.8) |
| Other (expense) income, net: | | | | |
| Interest expense | (9.1) | (0.4) | (14.8) | (2.0) |
| Interest income | 1.1 | 3.9 | 7.9 | 18.2 |
| Foreign exchange losses | (1.9) | (0.6) | (3.5) | (3.8) |
| Other income, net | 0.1 | (0.1) | 0.1 | 0.1 |
| Total other (expense) income, net | (9.9) | 2.8 | (10.4) | 12.4 |
| (Loss) income before provision for income taxes | (311.6) | 92.8 | (198.2) | (68.4) |
| Income tax expense (benefit) | 1.6 | 3.8 | (9.2) | 3.3 |
| Net (loss) income | $ (313.2) | $ 89.1 | $ (189.0) | $ (71.6) |
| Net (loss) income attributable to Class A and Class B common stockholders | $ (313.2) | $ 89.1 | $ (189.0) | $ (71.6) |
| Net (loss) income per share attributable to common stockholders, basic | $ (1.05) | $ 0.31 | $ (0.64) | $ (0.32) |
| Net (loss) income per share attributable to common stockholders, diluted | $ (1.05) | $ 0.27 | $ (0.64) | $ (0.32) |
| Weighted-average Class A and Class B common shares outstanding, basic | 298,759,705 | 284,501,249 | 293,892,643 | 220,952,237 |
| Weighted-average Class A and Class B common shares outstanding, diluted | 298,759,705 | 330,894,767 | 293,892,643 | 220,952,237 |
| Other comprehensive income: | | | | |
| Net unrealized (losses) gains on marketable securities | $ (0.3) | $ 7.1 | $ (3.5) | $ 3.9 |
| Change in foreign currency translation adjustment | 4.4 | 0.2 | 11.5 | 6.0 |
| Total other comprehensive income | 4.1 | 7.4 | 8.1 | 9.9 |
| Comprehensive (loss) income | $ (309.1) | $ 96.4 | $ (180.9) | $ (61.7) |

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PELOTON INTERACTIVE, INC.

# CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (CONTINUED)

*(in millions, except share and per share amounts)*

(1) Includes stock-based compensation expense as follows:

| | Three Months Ended June 30, | | Fiscal Year Ended June 30, | |
|---|---|---|---|---|
| | 2021 | 2020 | 2021 | 2020 |
| Cost of revenue: | | | | |
| Connected Fitness Products | $ 5.8 | $ 1.9 | $ 12.6 | $ 3.2 |
| Subscription | 12.0 | 3.9 | 25.9 | 7.5 |
| Total cost of revenue | 17.9 | 5.9 | 38.5 | 10.7 |
| Sales and marketing | 12.5 | 9.4 | 26.2 | 15.3 |
| General and administrative | 41.7 | 14.3 | 102.1 | 52.4 |
| Research and development | 13.1 | 3.0 | 27.2 | 10.4 |
| Total stock-based compensation expense | $ 85.2 | $ 32.5 | $ 194.0 | $ 88.8 |

(2) Includes depreciation and amortization expense as follows:

| | Three Months Ended June 30, | | Fiscal Year Ended June 30, | |
|---|---|---|---|---|
| | 2021 | 2020 | 2021 | 2020 |
| Cost of revenue: | | | | |
| Connected Fitness Products | $ 3.5 | $ 1.1 | $ 7.7 | $ 3.2 |
| Subscription | 5.1 | 4.9 | 19.0 | 16.6 |
| Total cost of revenue | 8.6 | 6.0 | 26.7 | 19.9 |
| Sales and marketing | 4.1 | 2.8 | 14.3 | 9.3 |
| General and administrative | 7.4 | 3.1 | 13.0 | 10.6 |
| Research and development | 4.9 | 0.1 | 9.9 | 0.3 |
| Total depreciation and amortization expense | $ 25.0 | $ 12.0 | $ 63.8 | $ 40.2 |

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PELOTON INTERACTIVE, INC.

# CONSOLIDATED STATEMENTS OF CASH FLOWS

*(in millions)*

| | Fiscal Year Ended June 30, 2021 | Fiscal Year Ended June 30, 2020 |
|---|---|---|
| Cash Flows from Operating Activities: | | |
| Net loss | $ (189.0) | $ (71.6) |
| Adjustments to reconcile net loss to net cash (used in) provided by operating activities: | | |
| Depreciation and amortization expense | 63.8 | 40.2 |
| Stock-based compensation expense | 194.0 | 88.8 |
| Non-cash operating lease expense | 61.5 | 47.7 |
| Amortization of premium from marketable securities | 9.6 | 1.4 |
| Amortization of debt discount and issuance costs | 13.0 | 0.6 |
| Impairment of long-lived assets | 4.5 | 1.2 |
| Net foreign currency adjustments | 3.4 | 3.3 |
| Changes in operating assets and liabilities: | | |
| Accounts receivable | 15.1 | 11.3 |
| Inventories | (587.2) | (96.8) |
| Prepaid expenses and other current assets | (32.3) | (33.1) |
| Other assets | (19.1) | (22.1) |
| Accounts payable and accrued expenses | 439.8 | 133.4 |
| Customer deposits and deferred revenue | (212.7) | 272.3 |
| Operating lease liabilities, net | (8.0) | (23.6) |
| Other liabilities | 3.8 | 23.5 |
| Net cash (used in) provided by operating activities | (239.7) | 376.4 |
| Cash Flows from Investing Activities: | | |
| Purchases of marketable securities | (449.1) | (1,199.6) |
| Maturities of marketable securities | 665.9 | 435.4 |
| Sales of marketable securities | 6.7 | 224.3 |
| Purchases of property and equipment | (241.0) | (153.0) |
| Business combinations, net of cash acquired | (478.2) | (45.0) |
| Asset acquisitions, net of cash acquired | (78.1) | — |
| Internal-use software costs and other | (11.2) | (3.5) |
| Net cash used in investing activities | (585.1) | (741.3) |
| Cash Flows from Financing Activities: | | |
| Proceeds from issuance of common stock upon initial public offering, net of offering costs | — | 1,195.7 |
| Proceeds from issuance of convertible notes, net of issuance costs | 977.2 | — |
| Purchase of capped calls | (81.3) | — |
| Proceeds from employee stock purchase plan withholdings | 18.0 | 7.0 |
| Proceeds from exercise of stock options | 57.6 | 37.4 |
| Taxes withheld and paid on employee stock awards | (53.9) | — |
| Principal repayments of finance leases | (0.8) | — |
| Net cash provided by financing activities | 916.8 | 1,240.2 |
| Effect of exchange rate changes | 6.7 | (1.2) |
| Net change in cash, cash equivalents, and restricted cash | 98.7 | 874.0 |
| Cash, cash equivalents and restricted cash — Beginning of period | 1,037.0 | 163.0 |
| Cash, cash equivalents and restricted cash — End of period | $ 1,135.7 | $ 1,037.0 |
| Supplemental Disclosures of Cash Flow Information: | | |
| Cash paid for interest | $ 1.3 | $ 1.9 |
| Cash paid for income taxes | $ 3.5 | $ 4.1 |
| Supplemental Disclosures of Non-Cash Investing and Financing Information: | | |
| Conversion of convertible preferred stock to common stock | $ — | $ (941.1) |
| Property and equipment accrued but unpaid | $ 46.1 | $ 18.2 |
| Stock-based compensation capitalized for software development costs | $ 6.1 | $ 2.2 |

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PELOTON INTERACTIVE, INC.

# KEY OPERATING METRICS AND NON-GAAP FINANCIAL MEASURES

In addition to the measures presented in our consolidated financial statements, we use the following key operational and business metrics and non-GAAP financial measures to evaluate our business, measure our performance, develop financial forecasts, and make strategic decisions.

| | Three Months Ended June 30, | | Fiscal Year Ended June 30, | |
|---|---|---|---|---|
| | 2021 | 2020 | 2021 | 2020 |
| Ending Connected Fitness Subscriptions | 2,330,700 | 1,091,100 | 2,330,700 | 1,091,100 |
| Average Net Monthly Connected Fitness Churn | 0.73% | 0.52% | 0.61% | 0.62% |
| Total Workouts (in millions) | 134.3 | 76.8 | 459.7 | 164.5 |
| Average Monthly Workouts per Connected Fitness Subscription | 19.9 | 24.7 | 22.0 | 17.9 |
| Subscription Gross Profit (in millions) | $ 178.1 | $ 68.8 | $ 541.7 | $ 208.0 |
| Subscription Contribution (in millions)(1) | $ 195.2 | $ 77.7 | $ 586.5 | $ 232.1 |
| Subscription Gross Margin | 63.3% | 56.8% | 62.1% | 57.2% |
| Subscription Contribution Margin(1) | 69.3% | 64.1% | 67.2% | 63.8% |
| Net (loss) income (in millions) | $ (313.2) | $ 89.1 | $ (189.0) | $ (71.6) |
| Adjusted EBITDA (in millions)(2) | $ (45.1) | $ 143.6 | $ 253.7 | $ 117.7 |
| Adjusted EBITDA Margin(2) | (4.8)% | 23.7% | 6.3% | 6.4% |

*(1) Please see the section titled "Non-GAAP Financial Measures—Subscription Contribution and Subscription Contribution Margin" for a reconciliation of Subscription Gross Profit to Subscription Contribution and an explanation for why we consider Subscription Contribution and Subscription Contribution Margin to be a helpful metric for investors.*

*(2) Please see the section titled "Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted EBITDA Margin" for a reconciliation of net (loss) income to Adjusted EBITDA and an explanation for why we consider Adjusted EBITDA to be a helpful metric for investors.*

## CONNECTED FITNESS SUBSCRIPTIONS

Our ability to expand the number of Connected Fitness Subscriptions is an indicator of our market penetration and growth. We define a Connected Fitness Subscription as a person, household, or commercial property, such as a hotel or residential building, who has either paid for a subscription to a Connected Fitness Product (a Connected Fitness Subscription with a successful credit card billing or with prepaid subscription credits or waivers) or requested a "pause" to their subscription for up to 3 months. We do not include canceled or unpaid Connected Fitness Subscriptions in the Connected Fitness Subscription count.

## AVERAGE NET MONTHLY CONNECTED FITNESS CHURN

We use Average Net Monthly Connected Fitness Churn to measure the retention of our Connected Fitness Subscriptions. We define Average Net Monthly Connected Fitness Churn as Connected Fitness Subscription cancellations, net of reactivations, in the quarter, divided by the average number of beginning Connected Fitness Subscriptions in each month, divided by three months. This metric does not include data related to our Digital Subscriptions for Members who pay a monthly fee for access to our content library on their own devices.

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PELOTON INTERACTIVE, INC.

# KEY OPERATING METRICS AND NON-GAAP FINANCIAL MEASURES

### TOTAL WORKOUTS AND AVERAGE MONTHLY WORKOUTS PER CONNECTED FITNESS SUBSCRIPTION

We review Total Workouts and Average Monthly Workouts per Connected Fitness Subscription to measure engagement, which is the leading indicator of retention for our Connected Fitness Subscriptions. We define Total Workouts as all workouts completed during a given period. We define a Workout as a Connected Fitness Subscription for Members either completing at least 50% of an instructor-led or scenic ride or run, or ten or more minutes of "Just Ride" or "Just Run" mode. We define Average Monthly Workouts per Connected Fitness Subscription as the Total Workouts completed in the quarter divided by the average number of Connected Fitness Subscriptions in each month, divided by three months.

### NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance.

These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, Adjusted EBITDA, Adjusted EBITDA Margin, Subscription Contribution, and Subscription Contribution Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found below.

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PELOTON INTERACTIVE, INC.

# ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business.

We calculate Adjusted EBITDA as net (loss) income adjusted to exclude: other expense (income), net; income tax (benefit) expense; depreciation and amortization expense; stock-based compensation expense; transaction and integration costs; certain litigation expenses, consisting of legal settlements and related fees for specific proceedings that arise outside of the ordinary course of our business; product recall costs; specific non-recurring costs associated with COVID-19; short-term purchase accounting adjustments; impairment charges for fixed assets; and restructuring costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.

The following table presents a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

| | Three Months Ended June 30, *(dollars in millions)* | | Fiscal Year Ended June 30, *(dollars in millions)* | |
|---|---|---|---|---|
| | **2021** | **2020** | **2021** | **2020** |
| Net (loss) income | $ (313.2) | $ 89.1 | $ (189.0) | $ (71.6) |
| Adjusted to exclude the following: | | | | |
| Other expense (income), net | 10.1 | (2.8) | 10.4 | (12.4) |
| Income tax (benefit) expense | 1.6 | 3.8 | (9.2) | 3.3 |
| Depreciation and amortization expense | 25.0 | 12.0 | 63.8 | 40.2 |
| Stock-based compensation expense | 85.2 | 32.5 | 194.0 | 88.8 |
| Product recalls (1) | 100.0 | — | 100.0 | — |
| Litigation and settlement expenses (2) | 17.2 | 1.1 | 35.8 | 60.1 |
| Transaction and integration costs (3) | 19.2 | 0.4 | 28.9 | 0.9 |
| Other adjustment items (4) | 9.7 | 7.7 | 18.9 | 8.5 |
| Adjusted EBITDA | $ (45.1) | $ 143.6 | $ 253.7 | $ 117.7 |
| Adjusted EBITDA Margin | (4.8)% | 23.7% | 6.3% | 6.4% |

(1) *Represents adjustments and charges associated with the Tread and Tread+ product recall, as well as accrual adjustments. These include a reduction to connected fitness products revenue for actual and estimated future returns of $81.1 million and recorded costs in connected fitness products cost of revenue associated with inventory write-downs, logistic costs, and repair costs of $15.7 million and operating expenses of $3.2 million associated with subscription wavers and recall-related hardware development.*

(2) *Includes litigation fees for certain ongoing patent infringement litigation, consumer arbitration, and product recalls for the fiscal year ended June 30, 2021, and confidential settlements and associated legal fees relating to two previously disclosed legal matters—"Downtown Music Publishing LLC et. al v. Peloton Interactive" and "Flywheel Sports, Inc." for the fiscal year ended June 30, 2020.*

(3) *Includes transaction and integration costs primarily associated with the acquisition and integration of Precor Fitness for the fiscal year ended June 30, 2021.*

(4) *Includes incremental costs associated with COVID-19 of $5.9 million, short-term purchase accounting adjustments of $4.6 million, asset impairment charges of $4.5 million, and restructuring costs of $4.0 million for fiscal year ended June 30, 2021. Includes $8.5 million of incremental costs associated with COVID-19 for the fiscal year ended June 30, 2020.*

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PELOTON INTERACTIVE, INC.

# SUBSCRIPTION CONTRIBUTION AND SUBSCRIPTION CONTRIBUTION MARGIN

We use Subscription Contribution and Subscription Contribution Margin to measure our ability to scale and leverage the costs of our Connected Fitness Subscriptions. The continued growth of our Connected Fitness Subscription base will allow us to improve our Subscription Contribution Margin. While there are variable costs, including music royalties, associated with our Connected Fitness Subscriptions, a significant portion of our content creation costs are fixed given that we operate with a limited number of production studios and instructors. The fixed nature of those expenses should scale over time as we grow our Connected Fitness Subscription base.

We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results because our management uses Subscription Contribution and Subscription Contribution Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance.

We define Subscription Contribution as subscription revenue less cost of subscription revenue, adjusted to exclude from cost of subscription revenue, depreciation and amortization expense and stock-based compensation expense. Subscription Contribution Margin is calculated by dividing Subscription Contribution by subscription revenue.

The following table presents a reconciliation of Subscription Contribution to subscription gross profit, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

| | Three Months Ended June 30, *(dollars in millions)* | | Fiscal Year Ended June 30, *(dollars in millions)* | |
|---|---|---|---|---|
| | **2021** | **2020** | **2021** | **2020** |
| Subscription Revenue | $ 281.6 | $ 121.2 | $ 872.2 | $ 363.7 |
| Less: Cost of Subscription | 103.5 | 52.4 | 330.5 | 155.7 |
| Subscription Gross Profit | $ 178.1 | $ 68.8 | $ 541.7 | $ 208.0 |
| Subscription Gross Margin | 63.3% | 56.8% | 62.1% | 57.2% |
| Add back: | | | | |
| Depreciation and amortization expense | $ 5.1 | $ 4.9 | $ 19.0 | $ 16.6 |
| Stock-based compensation expense | 12.0 | 3.9 | 25.9 | 7.5 |
| Subscription Contribution | $ 195.2 | $ 77.7 | $ 586.5 | $ 232.1 |
| Subscription Contribution Margin | 69.3% | 64.1% | 67.2% | 63.8% |

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